THE LILLY DIRECTORS' DEFERRAL PLAN
                  (As amended and restated through January 1, 1997)

          Section 1. Establishment of the Plan.
          -------------------------------------
          Effective January 1, 1996, there is hereby established a plan whereby certain Directors of the Company who are not current salaried employees of the Company may voluntarily defer compensation (the "Deferred Compensation" portion of the Plan), and certain Directors of the Company who are not current or former full-time salaried employees of the Company can share in the long-term growth of the Company by acquiring an ownership interest in the Company (the "Deferred Stock" portion of the Plan). Prior to January 1, 1996, the Company maintained the Deferred Compensation portion of the Plan and the Deferred Stock portion of the Plan as two separate plans, The Lilly Directors' Deferred Compensation Plan and The Lilly Non-Employee Directors' Deferred Stock Plan, respectively (the "Prior Plans"). The Plan is deemed to consist of the amounts held under the Prior Plans, and any election made by a Director under the Prior Plans, unless and until amended by the Director in accordance with this Plan, shall remain in effect under this Plan.

          Section 2. Definitions.
          -----------------------
          When used in the Plan, the following terms shall have the definitions set forth in this Section 2:

               2.1.  Accrual Date.  The term "Accrual Date" means the first
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          day in  December of each calendar year on which the common stock of the Company is traded, or such other annual date, not earlier than the third Monday in February, established by the Committee as the date as of which Shares are allocated to each Share Account.

               2.2.  Beneficiary.  The term "Beneficiary" means the
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          beneficiary or beneficiaries (including any contingent
          beneficiary or beneficiaries) designated pursuant to subsection
          8.3 hereof.

               2.3.  Board of Directors.  The term "Board of Directors"
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          means the Board of Directors of the Company.

               2.4.  Committee.  The term "Committee" refers to the
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          Compensation and Management Development Committee of the Board of
          Directors, provided   that no Participant shall be considered to
          be a member of the Committee   for purposes of the Plan.

               2.5.  Company.  The term "Company" means Eli Lilly and
               -------------
          Company.

               2.6.  Company Credit.  The term "Company Credit" means an
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          amount computed, and credited annually to a Participant's
          Deferred Compensation Account at a rate that is two percent (2%) above the rate that the Treasurer of the Company determines was the prime rate of interest charged by Chemical Bank, New York, New York (the "Bank"), on loans made on the immediately preceding December 15 or, if the Bank was closed on December 15, the last day preceding December 15 on which the Bank was open for business.

               2.7.  Compensation.  The term "Compensation" means the
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          retainer and the aggregate of all meeting fees to which a
          Director is entitled for services rendered to the Company as a Director.

               2.8.  Deferral Allocation Date.  The term "Deferral
               ------------------------------
          Allocation Date" means the third Monday of any month, or if Shares are not traded on The New York Stock Exchange on such third Monday of the month, the last day before the third Monday of the month on which Shares are traded on The New York Stock Exchange, that follows the earlier of (a) the date on which an amount deferred under the Plan would have been paid in cash if a deferral election had not been made hereunder, or (b) in the case of an award of compensation which by its terms is subject to a deferred payment date, the date of award.

               2.9.  Deferred Amount.  The term "Deferred Amount" means the
               ---------------------
          amount of a Deferred Compensation Participant's Compensation that the Participant elects to defer in accordance with Section 4 hereof.

               2.10.  Deferred Compensation Participant.  The term
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          "Deferred Compensation Participant" means a Director who is not a salaried employee of the Company and who has elected to defer all or part of his Compensation pursuant to the Plan in accordance with Section 4 hereof.

               2.11.  Deferred Stock Participant.  The term "Deferred Stock
               ---------------------------------
          Participant" means a Director who is not a current or former full-time salaried employee of the Company and who becomes a Participant in the Plan in accordance with Section 3 hereof.

               2.12.  Director.  The term "Director" means each member of
               ---------------
          the Board of Directors.

               2.13.  Dividend Allocation Date.  The term "Dividend
               -------------------------------
          Allocation Date" means the first Monday that (a) follows a Dividend Payment Date and (b) is the third Monday of a Month.

               2.14.  Dividend Payment Date.  The term "Dividend Payment
               ----------------------------
          Date" means the date as of which the Company pays a cash dividend on Shares.

               2.15.  Dividend Record Date.  The term "Dividend Record
               ---------------------------
          Date" means, with respect to any Dividend Payment Date, the date established by the Board of Directors as the record date for determining shareholders entitled to receive payment of the dividend.

               2.16.  Individual Accounts.  The term "Individual Accounts"
               --------------------------
          or "Accounts" means the separate accounts (the Deferred Compensation Account and the Share Account), described in Section 7 hereof, one or both of which is established under the Plan for each Participant. When used in the singular, the term shall refer to one of these two accounts, as the context requires.

               2.17.  Participant.  The term "Participant" means a Director
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          who is a Deferred Stock Participant, a Deferred Compensation
          Participant, or both, as the case may be.

               2.18.  Plan.  The term "Plan" means The Lilly Directors'
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          Deferral Plan, as set forth herein and as it may be amended from time to time.

               2.19.  Share.  The term "Share" means a share of common
               ------------
          stock of the Company.

          Section 3. Deferred Stock Participants.
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          Each Director who participated in The Lilly Non-Employee
          Directors' Deferred Stock Plan immediately before the effective date of this Plan shall continue as a Deferred Stock Participant on such effective date, and all elections in effect under The Lilly Non-Employee Directors' Deferred Stock Plan shall remain in effect under this Plan, unless and until amended in accordance with this Plan. Each person who is thereafter elected or appointed as a Director, and who is not and has never been a full-time salaried employee of the Company, shall become a Deferred Stock Participant beginning with the month in which such Director takes office. A Deferred Stock Participant shall cease to participate in the Plan when the Participant ceases to be a Director. For purposes of the Plan, a Deferred Stock Participant shall be deemed to cease to be a Director on the first day of the month next following the month in which he last serves as a Director.

          Section 4.  Deferred Compensation Participants.
          -----------------------------------------------
          Each Director who participated in The Lilly Directors' Deferred Compensation Plan immediately before the effective date of the Plan shall continue as a Deferred Compensation Participant on such effective date, and all elections in effect under The Lilly Directors' Deferred Compensation Plan shall remain in effect under this Plan, unless and until amended in accordance with this Plan. Prior to the beginning of each calendar year, any Director who is not a salaried employee of the Company may defer the receipt of Compensation to be earned by the Director during such year by filing with the Company a written election that:

                    (i) defers payment of a designated amount (of one Thousand Dollars ($1,000) or more) or percentage of his Compensation for services attributable to the following calendar year or portion thereof (the "Deferred Amount");

                    (ii) specifies the payment option selected by the Participant pursuant to subsection 8.2 hereof for such Deferred Amount; and

                    (iii) specifies the option selected by the Participant pursuant to Section 5 hereof for such Deferred Amount.

          The amount deferred may not exceed the Director's Compensation for the calendar year. Notwithstanding the foregoing, any individual who is newly elected or appointed to serve as a Director may, not later than thirty (30) days after his election or appointment becomes effective, elect in accordance with the preceding provisions of this Section 4, to defer the receipt of Compensation earned during the portion of the current calendar year that follows the filing of the election with the Company. Except as provided in subsections 8.2 and 8.4 hereof, any elections made pursuant to this Section 4 with respect to a calendar year shall be irrevocable when made. If a Participant fails to make an election under section 5 with respect to his Deferred Amount for a future calendar year, the Participant's previous election shall remain in effect, provided that the Participant may amend his election with regard to a future calendar year at any time.

          Section 5.  Form of Deferred Compensation Credits.
          --------------------------------------------------
               5.1.  Deferred Compensation Account.  Except with respect to
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          the deferral of Compensation for a calendar year in which a
          Deferred Compensation Participant elects to have all or a percentage of the Deferred Amount credited in Shares in accordance with subsection 5.2 hereof, the Deferred Amount shall be denominated in U.S. dollars and credited to the Participant's Deferred Compensation Account pursuant to subsection 7.1 hereof.

               5.2.  Shares.  Prior to the beginning of each calendar year,
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          a Deferred Compensation Participant may elect to have all or a percentage of the Deferred Amount for the following calendar year credited in Shares and allocated to the Participant's Share Account pursuant to subsection 7.2 hereof.

               5.3.  Transfer of Deferred Compensation Account Balance to
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          Share Account.  Prior to the effective date of the Plan, a
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          Deferred Compensation Participant may elect to have all or a portion of his final credited account balance in The Lilly Directors' Deferred Compensation Plan converted to Shares and credited to the Participant's Share Account. Such conversion shall take place as of January 1, 1996 based upon the combined average of the high and low prices of Shares on The New York Stock Exchange on each of the last five (5) days of 1995 on which Shares are traded on The New York Stock Exchange. Such conversion shall, however, be contingent upon receipt by the Company of (a) a no-action letter from the Securities and Exchange Commission ("EC"), or (b) an opinion of counsel satisfactory to the Company, to the effect that such conversion shall not disqualify the Participant from being a "is interested person" within the meaning of prior SEC Rule 16b-3(d)(3) and new SEC Rule 16b-3(c)(2)(i) for purposes of administering the Company's employee stock incentive plans.

          Section 6.  Allocations to Share Accounts.
          ------------------------------------------
               6.1.  Allocation of Shares.  As of the Accrual Date of each
               --------------------------
          calendar year, there shall be allocated to the Share Account of each Deferred Stock Participant, as part of the compensation to such Deferred Stock Participant for service on the Board of Directors, eight hundred (800) Shares, or, if less, the number of Shares that could be purchased with the Participant's Compensation for the calendar year, assuming attendance at all regular Board meetings and further assuming that all such meetings are one-day meetings, at the average of the high and low prices of Shares on The New York Stock Exchange on the Accrual Date. Shares allocated to each Deferred Stock Participant's Share Account shall be hypothetical and not issued or transferred by the Company until payment is made pursuant to Section 8 hereof.

               6.2.  Special Allocation.  As of February 1, 1996, there
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          shall be allocated to the Share Account of each Deferred Stock
          Participant the number of Shares having a market value (calculated as set forth below) equal to the present value as of December 31, 1995 of the accrued benefit of the Participant in The Lilly Non-Employee Directors' Retirement Plan, whether or not such Participant was vested in such benefit on that date. Such present value calculation shall be performed by the Company in its discretion and shall be converted to Shares based upon the combined average of the high and low prices of Shares on The New York Stock Exchange on each of the last five (5) days preceding February 1, 1996 on which Shares are traded on The New York Stock Exchange. Such conversion shall, however, be contingent upon receipt by the Company of (a) a no-action letter from the Securities and Exchange Commission ("SEC"), or (b) an opinion of counsel satisfactory to the Company, to the effect that such conversion shall not disqualify the participant from being a "disinterested person" within the meaning of prior SEC Rule 16b-3(d)(3) and new SEC Rule 16b-3(c)(2)(i) for purposes of administering the Company's employee stock incentive plans.

          Section 7.  Individual Accounts.
          --------------------------------
          The Company shall maintain Individual Accounts for Participants, as follows:

               7.1.  Deferred Compensation Account.  The Company shall
               -----------------------------------
          maintain a Deferred Compensation Account in the name of each Deferred Compensation Participant in respect of each calendar year the Deferred Compensation Participant elects to defer the receipt of Compensation pursuant to Section 4 hereof and does not elect to have the Deferred Amount for such calendar year credited in Shares pursuant to subsection 5.2 hereof. The opening balance of each Deferred Compensation Account on January 1, 1996 shall be equal to the closing balance on December 31, 1995 of the corresponding account maintained under The Lilly Directors' Deferred Compensation Plan, less any portion of such account converted to Shares and allocated to the Participant's Share Account pursuant to subsection 5.3 hereof. The Deferred Compensation Account shall be denominated in U.S. dollars, rounded to the nearest whole cent. A Deferred Amount allocated to a Deferred Compensation Account pursuant to subsection 5.1 hereof shall be credited to the Deferred Compensation Account as of the Deferral Allocation Date.

               7.2.  Share Account.  The Company shall maintain a Share
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          Account for each Deferred Stock Participant and for each Deferred
          Compensation Participant who elects to have a Deferred Amount credited in Shares pursuant to subsection 5.2 hereof, or who elects to convert all or a portion of his final account balance under The Lilly Directors' Deferred Compensation Plan to Shares pursuant to subsection 5.3 hereof. The opening balance of each Share Account on January 1, 1996, shall be equal to the closing balance on December 31, 1995, of the corresponding Share Account maintained under The Lilly Non-Employee Directors' Deferred Stock Plan. The Share Account shall be denominated in Shares, and shall be maintained in fractions rounded to three (3) decimal places.

               Shares allocated to a Deferred Compensation Participant's Share Account in accordance with the Participant's election under subsection 5.2 hereof shall be credited to the Participant's Share Account as of the Deferral Allocation Date. Shares and, if necessary, fractional Shares, shall be credited to a Participant's Share Account based upon the average of the high and low price of Shares on The New York Stock Exchange on the Deferral Allocation Date.

               7.3.  Former Interest Account.  All balances in the Account
               -----------------------------
          known previously as the "Interest Account" under The Lilly Non-Employee Directors' Deferred Stock Plan shall be transferred to the Share Account effective on January 1, 1996, utilizing the same price of Shares set forth in subsection 5.3 hereof for purposes of the calculation.

               7.4.  Accrual of Company Credit.  The Treasurer of the
               -------------------------------
          Company shall determine the annual rate of Company Credit on or before December 31 of each calendar year. This rate shall be effective for the following calendar year. The Company Credit shall accrue monthly, at one-twelfth of the applicable annual rate, on all amounts credited to a Participant's Deferred Compensation Account, including the Company Credits for prior years. The Company Credit shall not accrue on any amount distributed to a Participant (or to the Participant's Beneficiary) during the month for which the accrual is determined, except where an amount is distributed to a Beneficiary in the month of the Participant's death. The Company Credit for each year shall be credited to each Deferred Compensation Account as of December 31 of that year and shall be compounded monthly.

               7.5.  Cash Dividends.  Cash dividends paid on Shares shall
               --------------------
          be deemed to have been paid on the Shares allocated to each Participant's Share Account as if the allocated Shares were actual Shares issued and outstanding on the Dividend Record Date. An amount equal to the amount of such dividends shall be credited in Shares to each Share Account as of each Dividend Allocation Date based upon the average of the high and low prices for Shares on The New York Stock Exchange on the Divided Allocation Date, or, if Shares are not traded on the Divided Allocation Date, the next day on which Shares are traded.

               7.6.  Capital Adjustments.  The number of Shares referred to
               -------------------------
          in Section 6 hereof and the number of Shares allocated to each Share Account shall be adjusted by the Committee, as it deems appropriate, to reflect stock dividends, stock splits, reclassifications, spinoffs, and other extraordinary distributions, as if those Shares were actual Shares.

               7.7.  Account Statements.  Within a reasonable time
               ------------------------
          following the end of each calendar year, the Company shall render an annual statement to each Participant. The annual statement for each Deferred Stock Participant shall report the number of Shares credited to the Participant's Share Account as of December 31 of that year. The annual statement for each Deferred Compensation Participant shall report the dollar amount credited to the Participant's Deferred Compensation Account as of December 31 of that year, and, if the Deferred Compensation Participant elects to invest a Deferred Amount in Shares pursuant to subsection 5.2 hereof, or if the Deferred Compensation Participant elects to convert his final account balance under The Lilly Directors' Deferred Compensation Plan to Shares pursuant to subsection 5.3 hereof, the number of Shares credited to the Participant's Share Account as of December 31 of that year.

          Section 8.  Payment Provisions.
          ------------------------------
               8.l.  Method of Payment.  All payments to a Participant (or
               -----------------------
          to a Participant's Beneficiary) with respect to the Participant's Deferred Compensation Account shall be paid in cash. All payments to a Participant (or to a Participant's Beneficiary) with respect to the Participant's Share Account shall be paid in Shares, at which time the Shares shall be issued or transferred on the books of the Company. All Shares to be transferred hereunder shall be transferred out of treasury shares to the extent available. Fractional Shares shall not be transferred to a Participant, provided that in the case of a final payment under the Plan with respect to a Participant, any fractions remaining in the Participant's Share Account shall be rounded up to the next whole Share and that number of whole Shares shall be transferred to the Participant (or, after the Participant's death, to the Participant's Beneficiary). If Shares are not traded on The New York Stock Exchange on any day on which a payment of Shares is to be made under the Plan, then that payment shall be made on the next day on which Shares are traded on The New York Stock Exchange.

               8.2.  Payment Options.  Prior to each calendar year, or
               ---------------------
          within 30 days after becoming a Participant, the Participant shall select a payment election with respect to the payment of any one or all of the Participant's Individual Accounts from the following payment elections:

                    (i) a lump sum in January of the calendar year immediately following the calendar year in which the Participant ceases to be a Director; or

                    (ii)  annual (or, in the case of the Deferred
          Compensation Account only, monthly) installments over a period of two to ten years commencing in January of the calendar year following the calendar year during which the Participant ceases to be a Director.

          If the payment option described in paragraph (i), above, has been elected, the amount of the lump sum with respect to the Participant's Deferred Compensation Account shall be equal to the amount credited to the Participant's Deferred Compensation Account as of the December 31 next preceding the date of the payment, and the amount of the lump sum with respect to the Participant's Share Account shall be equal to the number of Shares credited to the Share Account as of the December 31 next preceding the date of payment. If the payment option described in paragraph (ii), above, has been elected, the amount of each installment with respect to the Participant's Deferred Compensation Account shall be equal to the amount credited to the Participant's Deferred Compensation Account as of the last day of the month next preceding the date of a monthly installment payment, or the December 31 next preceding the date of an annual installment payment, divided by the number of installment payments that have not yet been made. The amount of each installment with respect to the Participant's Share Account shall be equal to the number of Shares credited to the Participant's Share Account as of the December 31 next preceding the date of an annual installment payment, divided by the number of installment payments that have not yet been made.

               A Participant may elect that his final payment election may control over all prior payment elections. If the Participant fails to elect a payment option, the amount credited to the Participant's Individual Account shall be distributed in a lump sum in accordance with the payment option described in paragraph
          (i), above. If the amount credited to a Participant's Deferred Compensation Account or the value of Shares credited to a Participant's Share Account is less than $25,000, the Committee, in its sole discretion, may pay out the amount credited to the Participant's Individual Account in a lump sum.

               8.3.  Payment Upon Death.  Within a reasonable period of
               ------------------------
          time following the death of a Participant, the amount credited to a Participant's Deferred Compensation Account and all of the Shares credited to the Participant's Share Account shall be paid by the Company in a lump sum to the Participant's Beneficiary. For purposes of this subsection 8.3, the amount credited to the Participant's Deferred Compensation Account and the number of Shares credited to the Participant's Share Account shall be determined as of the date of payment. A Participant may designate the Beneficiary, in writing, in a form acceptable to the Committee before the Participant's death. A Participant may, before the Participant's death, revoke a prior designation of Beneficiary and may also designate a new Beneficiary without the consent of the previously designated Beneficiary, provided that such revocation and new designation (if any) are in writing, in a form acceptable to the Committee, and filed with the Committee before the Participant's death. If the Participant does not designate a Beneficiary, or if no designated Beneficiary survives the Participant, any amount not distributed to the Participant during the Participant's life shall be paid to the Participant's estate in a lump sum in accordance with this subsection 8.3.

               8.4.  Payment on Unforeseeable Emergency.  The Administrator
               ----------------------------------------
          may, in its sole discretion, direct payment to a Participant of all or of any portion of the Participant's Individual Account balance, notwithstanding an election under subsection 8.2 above, at any time that it determines that such Participant has an unforeseeable emergency, and then only to the extent reasonably necessary to meet the emergency. For purposes of this section, "unforeseeable emergency" means severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is, or may be, relieved --

                    (i) through reimbursement or compensation by insurance or otherwise,

                    (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

                    (iii)  by cessation of deferrals under the Plan.

          Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant's child to college or the desire to purchase a home.

          Section 9.  Ownership of Shares.
          --------------------------------
          A Participant shall have no rights as a shareholder of the Company with respect to any Shares until the Shares are transferred to the Participant on the books of the Company.

          Section 10.  Prohibition Against Transfer.
          ------------------------------------------
          The right of a Participant to receive payments of Shares and cash under the Plan may not be transferred except by will or applicable laws of descent and distribution. A Participant may not assign, sell, pledge, or otherwise transfer Shares or cash to which he is entitled hereunder prior to transfer or payment thereof to the Participant.

          Section 11.  General Provisions.
          --------------------------------
               11.1.  Director's Rights Unsecured.  The Plan is unfunded.
               ----------------------------------
          The right of any Participant to receive payments of cash or Shares under the provisions of the Plan shall be an unsecured claim against the general assets of the Company.

               11.2.  Administration.  Except as otherwise provided in the
               ---------------------
          Plan, the Plan shall be administered by the Committee, which shall have the authority to adopt rules and regulations for carrying out the Plan, and which shall interpret, construe, and implement the provisions of the Plan.

               11.3.  Legal Opinions.  The Committee may consult with legal
               ---------------------
          counsel, who may be counsel for the Company or other counsel, with respect to its obligations and duties under the Plan, or with respect to any action, proceeding, or any questions of law, and shall not be liable with respect to any action taken, or omitted, by it in good faith pursuant to the advice of such counsel.

               11.4.  Liability.  Any decision made or action taken by the
               ----------------
          Board of Directors, the Committee, or any employee of the Company or any of its subsidiaries, arising out of or in connection with the construction, administration, interpretation, or effect of the Plan, shall be absolutely discretionary, and shall be conclusive and binding on all parties. Neither the Committee nor a member of the Board of Directors and no employee of the Company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, for anything done or omitted to be done.

               11.5.  Withholding.  The Company shall have the right to
               ------------------
          deduct from all payments hereunder any taxes required by law to be withheld from such payments. The recipients of such payments shall bear all taxes on amounts paid under the Plan to the extent that no taxes are withheld thereon, irrespective of whether withholding is required.

               11.6.  Incapacity.  If the Committee determines that any
               -----------------
          person entitled to benefits under the Plan is unable to care for his or here affairs because of illness or accident, any payment due (unless a duly qualified guardian or other legal representative has been appointed) may be paid for the benefit of such person to such person's spouse, parent, brother, sister, or other party deemed by the Committee to have incurred expenses for such person.

               11.7.  Inability to Locate.  If the Committee is unable to
               --------------------------
          locate a person to whom a payment is due under the plan for a period of twelve (12) months, commencing with the first day of the month as of which the payment becomes payable, the total amount payable to such person shall be forfeited.

               11.8.  Legal Holidays.  If any day on (or on or before)
               ---------------------
          which action under the Plan must be taken falls on a Saturday, Sunday, or legal holiday, such action may be taken on (or on or before) the next succeeding day that is not a Saturday, Sunday, or legal holiday; provided, that this subsection 11.8 shall not permit any action that must be taken in one calendar year to be taken in any subsequent calendar year.

          Section 12.  Amendment, Suspension, and Termination.
          ----------------------------------------------------
          The Board of Directors shall have the right at any time, and from time to time, to amend, suspend, or terminate the Plan, provided that no amendment or termination shall reduce the number of Shares or the cash balance in an Individual Account, and provided further that the number of Shares allocated annually pursuant to
          Section 6 hereof may not be changed more frequently than every calendar year.

          Section 13.  Applicable Law.
          ----------------------------
          The Plan shall be governed by, and construed in accordance with, the laws of the State of Indiana, except to the extent that such laws are preempted by Federal law.

          Section 14.  Effective Date.
          ----------------------------
          The effective date of this Plan is January 1, 1996. Nothing herein shall invalidate or adversely affect any previous election, designation, deferral, or accrual in accordance with the terms of The Lilly Directors' Deferred Compensation Plan or The Lilly Non-Employee Directors' Deferred Stock Plan that were in effect prior to the effective date of this Plan.